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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 22, 2005


                               REGAN HOLDING CORP.
             (Exact name of registrant as specified in its charter)

            California                    000-19704              68-0211359
 (State or other jurisdiction of         (Commission          (I.R.S. Employer
          incorporation)                 File Number)        Identification No.)

                               2090 Marina Avenue
                           Petaluma, California 94954
                    (Address of principal executive offices)

                                 (707) 778-8638
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement

On June 22, 2005, Regan Holding Corp. (the "Company") terminated the Purchase Option Agreement (the "Option Agreement") between the Company and SCOR Life U.S. Re Insurance Company ("SCOR") dated as of July 1, 2002. Pursuant to the terms of the Option Agreement, the Company had an option to purchase the outstanding capital stock of Investors Insurance Corporation ("Investors Insurance"), a wholly owned subsidiary of SCOR, at any time on or prior to June 30, 2005, or to terminate the Option Agreement if the A.M. Best rating of Investors Insurance fell below a specified level. The A.M. Best rating of Investors Insurance fell below the specified level. The Company has terminated the Option Agreement and requested a refund, with interest, of all option fees paid pursuant to the Option Agreement, which the Company calculates to be approximately $3.3 million as of June 20, 2005.

Item 9.01 Financial Statements and Exhibits

              (c) Exhibits.

                  Exhibit 99.1 Letter to SCOR regarding termination of the Purchase Option Agreement.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REGAN HOLDING CORP.
                                        (Registrant)


Date: June 24, 2005                     /s/ R. Preston Pitts
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                                        R. Preston Pitts
                                        President, Chief Financial Officer and
                                        Chief Operating Officer